SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2009

Adventure Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	333-154799	26-2317506
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

33 6th Street South, Suite 600, St Petersburg, FL 33701
 (Address of principle executive offices)

(727) 824-2800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 21, 2009, Adventure Energy, Inc. (the “Company”) filed amended and restated articles of Incorporation (the “Restated Articles”) with the Secretary of State of Florida. Pursuant to the Restated Articles, the Company increased its authorized capital to authorize the issuance of 200,0000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001, of which 3,000,000 shares were designated as Series A Preferred Stock and 300,000 were designated as Series B Preferred Stock.

The foregoing summary of the Restated Articles is subject to, and qualified in its entirety by, the Restated Articles attached hereto as Exhibits 3.1

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State on October 21, 2009.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.

Date: October 27, 2009	By:	/s/ Wayne Anderson
Name: Wayne Anderson
Title: President